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                          INDEPENDENT AUDITORS' CONSENT

     We consent to the use of our report dated January 9, 2001, accompanying the financial statement of the Morgan Stanley Dean Witter Select Equity Trust REIT Portfolio Series 2001-1 (Registration Statement No. 333-50786), included herein and to the reference to our Firm as experts under the heading "Independent Auditors" in the Prospectus which is a part of this Registration Statement.


GRANT THORNTON LLP
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Grant Thornton LLP
January 9, 2001
Chicago, Illinois